UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 1, 2016

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of March 1, 2016, the Board of Directors of USANA Health Sciences, Inc. (the “Company”) acted unanimously to appoint Mr. D. Richard Williams as an additional director of the Company, for an initial term expiring at the Company’s 2016 Annual Meeting of Shareholders.  Mr. Williams has not been appointed to any Committees of the Board of Directors at this time.

Mr. Williams is a member of the Board of Directors of Primerica, Inc.  He has served as non-executive Chairman of Primerica since April 2015 and was Chairman from October 2009 through March 2015.  He served as Primerica’s Co-Chief Executive Officer from 1999 through March 2015 and in various capacities at Primerica since 1989. Mr. Williams serves on the Board of Trustees of the Woodruff Arts Center, the Anti-Defamation League Southeast Region, the Atlanta Area Council of the Boy Scouts of America and the Carter Center Board of Councilors. Mr. Williams received both his B.S. degree and his M.B.A. from the Wharton School of the University of Pennsylvania.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued by USANA Health Sciences, Inc. dated March 1, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date:

March 1, 2016